Exhibit 10.8

TRANSITION SERVICES AGREEMENT

      This TRANSITION SERVICES AGREEMENT ("Agreement") is made and entered into this 30th day of September, 2005, between EnCana Oil & Gas (USA) Inc. ("EnCana"), and The Exploration Company of Delaware, Inc. ("TXCO").

RECITALS:

      Under the terms of that certain Purchase and Sale Agreement dated September 26, 2005 ("Purchase Agreement"), EnCana has, as of the date hereof, acquired all of TXCO's interests in certain oil and gas properties and related assets located in Texas ("Assets").

EnCana desires that TXCO continue to perform certain Services (as hereafter defined) in connection with the operation of the Assets and transition to EnCana, on an interim basis.

AGREEMENT:

      In consideration of the foregoing premises and mutual covenants and obligations contained in this Agreement, the undersigned parties (collectively, the "Parties," and individually, a "Party") agree as follows:

ARTICLE I.
SERVICES

            The duties to be performed hereunder include the following: (collectively, the "Services"): (i) continuation of certain accounting functions and tax administration; (ii) continuation of all functions required for ongoing field operations of the Assets, iii) land administration; and (iv) gas marketing, all as more fully described on Schedule "A" hereto.

ARTICLE II.
RESPONSIBILITIES OF THE PARTIES

2.1 Performance of Services.

            Except as otherwise set forth in this Agreement, commencing on October 1, 2005, TXCO shall perform the Services on behalf of and at the general direction of EnCana for the Term (as hereafter defined) specified in Article. III. TXCO shall consult frequently with EnCana, as appropriate, and inform EnCana as soon as reasonably possible of all matters arising during the performance of such Services which TXCO, in the exercise of its reasonable judgment, considers important. In addition, TXCO shall reasonably respond to inquires made by EnCana in regard to the Services. Each Party shall cooperate with each other and use reasonable commercial efforts to perform and support the completion of the Services in an efficient and timely manner. In the performance of the Services, TXCO shall not enter into any contracts with third parties without the express consent of EnCana.

            EnCana may consult with employees of TXCO during normal business hours at TXCO's San Antonio office and/or field office during the Term, provided such consultations do not unreasonably interfere with the performance by those employees of their duties. The parties acknowledge that EnCana may commence new drilling and other exploration activities on the Assets during the term of this Agreement and such activities will not be a part of this Agreement.

2.2 Standard of Care, Indemnification.

      In the absence of specific instruction from EnCana, TXCO shall have the right and duty to perform the Services in accordance with its reasonable judgment and in a manner consistent with the way it performed such Services prior to October 1, 2005. TXCO shall have no liability to EnCana related to the performance of the Services, except for liability resulting from TXCO's gross negligence, willful misconduct or actual fraud.

2.3 Reimbursement for Services.

A. TXCO shall charge EnCana an amount equal to its proportionate share of the costs chargeable to the operation of the Assets in accordance with the "Accounting Procedure - Joint Operations" (COPAS -Exhibit C) of the applicable operating agreements, as payment for the Services.

B. This Agreement does not create a relationship of employer-employee between or among the Parties; nor does it create a partnership or joint venture relationship between the Parties.

ARTICLE III.
TERM
This Agreement shall commence on October 1, 2005 and shall terminate November 30, 2005.

ARTICLE IV.
LAWS, REGULATIONS AND FORCE MAJEURE

4.1 Governing Law; Jurisdiction; Process.

A. This Agreement and the transactions contemplated hereby shall be governed by and interpreted in accordance with the laws of the State of Texas.

B.      Subject to the arbitration agreement in 6.7, the Parties consent to personal jurisdiction in any legal action, suit or proceeding with respect to this Agreement in any court, federal or state, located in Dallas, Texas, having subject matter jurisdiction and with respect to any such claim, the Parties irrevocably waive, to the fullest extent permitted by law, any claim, or any objection that the Parties may now or hereafter have, that venue or jurisdiction is not proper with respect to any such legal action, suit or proceeding brought in such court in Dallas, Texas, including any claim that such legal action, suit or proceeding brought in such court has been brought in an inconvenient

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forum and any claim that the Parties are not subject to personal jurisdiction or service of process in such Dallas, Texas forum.

4.2 Force Majeure.

            In the event any Party hereto being rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, other than to make payments then or thereafter due hereunder, it is agreed that the obligations of such Party, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall as far as possible be remedied with all commercially reasonable and diligent dispatch by the Party claiming such in order to put itself in a position to carry out its obligations under this Agreement. The term "Force Majeure" as employed herein shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, storm warning, floods, washouts, hurricanes, arrests and restraints of governments and people, either federal or state, civil or military, civil disturbances, explosions, breakage or accident to equipment, or machinery, any legislative, governmental or judicial actions which are resisted in good faith, and any other causes, whether of the kind herein enumerated or otherwise, not within the control of the Party claiming suspension and which by the exercise of due diligence such Party could not have prevented. The Party claiming Force Majeure shall give notice and full particulars of such Force Majeure in writing to the other Party as soon as possible after the occurrence of the cause relied on.

ARTICLE V.
NOTICES

            Any notice or other communication provided for in this Agreement or any notice which either Party may desire to give to the other shall be in writing and shall be deemed to have been properly given when delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

EnCana Oil & Gas (USA) Inc.
14001 N. Dallas Parkway Suite 1000
Dallas, TX 75240
Attn: Kevin Smith
Telecopy: 214-691-1415

The Exploration Company of Delaware Inc.
500 N. Loop 1604 E., Suite 250
San Antonio, Texas 78232
Attention: Jim Sigmon
Telecopy: (210) 496-3232

ARTICLE VI.
MISCELLANEOUS

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6.1 Waiver.

            No waiver by either Party of the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release the other Party from performance of any other provision, condition or requirement herein; nor shall it be deemed to be a waiver of, or in any manner a release by, the other Party from future performance of the same provision, condition, or requirement; nor shall any delay or omission of a party in exercising any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver.

6.2 Amendment.

This Agreement may be amended only by a written agreement executed by the Parties.

6.3 Further Assurances.

            Each Party, upon the request of the other Party, agrees to perform any further acts and execute and deliver any other documents, which may be reasonably necessary to carry out the provisions of this Agreement.

6.4 Binding Effect.

            This Agreement and the covenants, obligations, undertakings, fights and benefits set forth herein shall be binding on and inure to the benefit of the Parties and their respective authorized successors and assigns. Neither Party hereto may assign its interests herein without the prior written consent of the other Party.

6.5 Benefits of Agreement Restricted to Parties.

            Except as otherwise provided in this Agreement, nothing in this Agreement, expressed or implied, shall give or be construed to give any person, other than the Parties hereto (including their Affiliates) and their successors and assigns, any legal or equitable right, remedy or claim under or in respect to this Agreement or under any covenant, condition or provision contained herein; and all such covenants, conditions and provisions shall be for the sole benefit of the Parties hereto.

6.6 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but which together shall constitute but one and the same instrument.

6.7 Arbitration.

            Except as otherwise expressly provided herein, any dispute, controversy, or claim (a "Dispute") arising out of or in connection with this Agreement, except for a suit to enforce specific performance, shall be referred to and determined by a binding arbitration, as the sole and

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exclusive remedy of the Parties as to the Dispute, conducted in accordance with American Arbitration Association ("AAA") arbitration rules for commercial disputes (the "Rules"), which are deemed to be incorporated by reference, except that in the event of any conflict between those Rules and the arbitration provisions set forth below, the provisions set forth below shall govern and control. The arbitral tribunal ("Tribunal") shall apply the law referred to in Section 3.2. Each Party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator, who shall act as Chairman of the Tribunal. Should any arbitrator fail to be appointed as aforesaid, then such arbitrator shall be appointed by the AAA in accordance with the Rules. The arbitration shall be held in Dallas, Texas, and the proceedings shall be conducted and concluded as soon as reasonably practicable, based upon the schedule established by the Tribunal, but in any event the decision of the Tribunal shall be rendered within sixty (60) days following the selection of the Chairman of the Tribunal. The decision of the Tribunal shall be final and binding upon the Parties. Judgment upon the award rendered by the Tribunal may be entered in, and enforced by, any court of competent jurisdiction. The prevailing Party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs, reasonable costs of arbitration and reasonable attorneys' fees from the non-prevailing Party.

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IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year set forth above.

EnCana Oil & Gas (USA) Inc.

By: _/s/ Roger Biemans___________
Name: Roger J. Biemans
Title: President

The Exploration Company of Delaware, Inc

By: __/s/ James E. Sigmon_____________
Name: _James E. Sigmon_______________
Title: _President______________________

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Schedule "A"
TO TRANSITION SERVICES AGREEMENT

Accounting/Finance/Tax

Expenses-All invoices received through November 30, 2005 shall be paid by TXCO. This is the cutoff for invoice payment as it relates to JIB processing. All invoices after this date will be sent to EnCana for payment.

Revenue-All functions related to revenue accounting and tax withholding/reports will be handled by TXCO during October and November, 2005. Production and severance taxes will be reported raider TXCO's tax ID number with the Comptrollers office.

Gas Gathering
TXCO shall perform gas control data collection for gas production, and gas allocation for the Assets for the September production.

Marketing

TXCO's gas marketing personnel shall assist EnCana in selling the associated production. TXCO will continue to nominate and schedule the gas on behalf of EnCana until the earlier of December 1, 2005 or termination of the existing sales contract. TXCO will not enter into any sales agreements longer than one (1) month in term without EnCana's consent. TXCO will be responsible for all transportation on Maverick-Dimmit Pipeline.

All natural gas liquid sale contracts will continue as is and TXCO will direct purchasers to pay EnCana for September production.

Land Administration

TXCO shall maintain all 1ease records, pay applicable rentals, shut in payments, and other obligation due during the Term of this Agreement for the account of EnCana. TXCO will provide EnCana an accounting data extract containing, lease, well, division orders and associated vendor data for the Assets.

Field Operations
TXCO shall remain operator of the Assets through December 1, 2005 or earlier such time that EnCana assembles needed field personnel

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